Exhibit 99.3

Consent of LionTree Advisors LLC

We hereby consent to (i) the inclusion of our opinion letter dated March 25, 2021, to the special committee of the Board of Directors of MSG Networks Inc. (“MSG Networks”) as Annex F to the joint proxy statement/prospectus which forms a part of Amendment No. 1 to the registration statement on Form S-4 of Madison Square Garden Entertainment Corp. (“MSG Entertainment”), filed with the Securities and Exchange Commission as of the date hereof (“Registration Statement”) relating to the proposed transactions involving MSG Networks and MSG Entertainment and (ii) all references to such opinion in the sections captioned “Summary—Opinion of the Financial Advisors to the MSGN Special Committee—Opinion of LionTree Advisors LLC,” “Risk Factors—Risks Related to the Merger,” “The Merger—Background of the Merger,” “The Merger—MSG Networks’ Reasons for the Merger; Recommendation of the MSGN Special Committee and Board of Directors,” “The Merger—Opinion of the Financial Advisors to the MSGN Special Committee—Opinion of LionTree Advisors LLC,” “The Merger—Unaudited Prospective Financial Information,” and “The Merger Agreement--Representations and Warranties,” of such joint proxy statement/prospectus. The foregoing consent applies only to the Registration Statement being filed with the Securities and Exchange Commission as of the date hereof and not to any amendments or supplements thereto, and our opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any other registration statement (including any subsequent amendments to the above-mentioned Registration Statement), proxy statement or any other document, except in accordance with our prior written consent.

In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Securities Act”), or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “expert” as used in the Securities Act, or the rules and regulations of the Securities and Exchange Commission thereunder.

LIONTREE ADVISORS LLC
By: /s/ LionTree Advisors LLC

New York, New York

June 2, 2021